
                                                            EXHIBIT 16

                                                     PURISIMA TOTAL RETURN FUND
                                  COMPUTATION OF ONE YEAR HYPOTHETICAL AVERAGE ANNUAL TOTAL RETURN
                                                     FORM N-1A  PART C  ITEM 16
             Initial                  Shares       Reinvested   Dividend     Record                              Reinvest
           Investment      NAV      Outstanding      Shares      Amount       Date       Ex-Date       Rate        Price
           ----------      ---      -----------      ------      ------       ----       -------       ----        -----
8/31/96      1,000.00     10.00       100.000
8/31/97      1,057.00     10.07       104.965        4.965        50.00     12/30/96    12/31/96       0.50        10.07

HYPOTHETICAL TOTAL RETURN CALCULATION

         P(1+T)^n = ERV
     1,000(1+T)^1 = 1,057.00
            T = 5.70%